 Exhibit 10.1

AMENDMENT TO
THE JACK HENRY & ASSOCIATES, INC. RESTRICTED STOCK PLAN

THIS AMENDMENT, made and entered into this 20th day of August, 2010, by Jack Henry & Associates, Inc. (the "Corporation"), amends the Jack Henry & Associates, Inc. Restricted Stock Plan (the "Plan").

RECITALS:

A.

The Corporation adopted the Plan on November 1, 2005, for its employees.

B.

Pursuant to Section 9 of the Plan, the Board of Directors (the "Board") of the Corporation may make such modifications to the Plan as the Board shall deem advisable.

C.

The Board desires to amend the Plan to allow for the grants of restricted stock units in addition to grants of shares of restricted stock.

AMENDMENT:

Effective August 1, 2010, the Corporation hereby amends the Plan as follows:

1.

Amended Definitions.  The Plan's definition of "Award" is deleted in its entirety and replaced with the following new definition, and the following new definitions for "Restricted Stock" and "Restricted Stock Units" are added to the Plan.

"Award" means any grant of Restricted Stock or Restricted Stock Units under the Plan.

"Restricted Stock" means one or more shares of Common Stock granted under the Plan that are subject to those restrictions set forth therein and the Award Agreement.

"Restricted Stock Units" or "RSUs" means an Award granted under this Plan evidencing a Participant's right to receive shares of Common Stock at some future date and that is subject to those restrictions set forth therein and the Award Agreement.

2.

Revised Section 3.  The parenthetical reference in Section 3 of the Plan to the defined term "Restricted Stock" is deleted and the last sentence of Section 3 is also deleted in its entirety and replaced with the following sentence:

Subject to the adjustments described in Section 8, with respect to all Awards that may be granted to all Participants in any fiscal year of the Corporation, the number of shares of Common Stock that may be granted as Restricted Stock or that may be the subject of RSUs shall not exceed 500,000 shares.

3.

Revised Section 6.  Paragraphs c), d), e) and f) of Section 6 of the Plan shall be deleted in their entirety and replaced with the following paragraphs:

c)

Vesting.  Any shares of Restricted Stock and any RSUs awarded under the Plan shall be nontransferable by the Participant during the period described in the Award Agreement.  Any shares of Restricted Stock shall be subject to the risk of forfeiture described in the Award Agreement and any RSUs shall be settled at the time and under the conditions described in the Award Agreement. With respect to Restricted Stock, prior to the time shares become transferable, the shares of Restricted Stock shall bear a legend indicating their nontransferability.  Unless otherwise provided in the Award Agreement, if the Participant ceases to be a Director or terminates employment with Corporation prior to the time a restriction lapses for Restricted Stock, the time an RSU has been settled, and/or if the performance criteria specified in the Award Agreement are not achieved, if applicable, the Participant shall forfeit any shares of Restricted Stock or any RSUs which are still subject to the restrictions at the time of termination of such employment or service, or expiration of the performance period. When an Award is granted, the Participant shall become vested in such shares or the RSUs shall be settled in accordance with the terms of the Award Agreement, which, except as otherwise provided in Section 6) b) with respect to performance-based Awards, shall generally provide for a graded vesting schedule.  However, the Board may at any time accelerate the vesting schedule, in its sole discretion.  Additionally, unless otherwise provided in the Award Agreement (i) in the event of a Change in Control or death or Incapacity of the Participant all previously granted shares of Restricted Stock not yet free of the restrictions described herein shall become immediately free of such restrictions, and (ii) in the event of a Change in Control, all previously granted RSUs not yet settled in accordance with the conditions described herein shall immediately be settled.

d)

Timing of Awards. An Award shall be deemed to be made on the date on which the Board, by formal action of its members duly recorded in the records thereof, makes an award of shares of Restricted Stock or Restricted Stock Units to a Participant, provided that such Award is evidenced by an Award Agreement in the manner set forth in 6) a) above within a reasonable time after the date of the Board action. Notwithstanding the foregoing, the Board may, in the records of its formal action, designate a future date on which an Award shall be made.

e)

Conditions of Awards.

i)

Restricted Stock.  Restricted Stock may be granted in the form of shares of Common Stock registered in the name of the Participant but held by the Corporation or an escrow agent designated by the Corporation until the restrictions on the Award lapse, subject to forfeiture, as provided in the applicable Award Agreement. The Board, in the applicable Award Agreement, may, in its sole discretion, award all or any rights of a shareholder with respect to the shares of Restricted Stock during the period that they remain subject to restrictions, including without limitation, the right to vote the shares and receive dividends.

ii)

RSUs.  The Corporation shall establish an account ("RSU Account") on its books for each Participant who receives a grant of Restricted Stock Units.  RSUs shall be credited to the Participant's RSU Account as of the grant date of such RSUs.  RSU Accounts shall be maintained for recordkeeping purposes only, and the Corporation shall not be obligated to segregate or set aside assets representing securities or other amounts credited to RSU Accounts.  The obligation to make distributions of securities or other amounts credited to RSU Accounts shall be an unfunded, unsecured obligation of the Corporation.  Except as otherwise provided in an Award Agreement, if and whenever dividends are paid or distributions are made with respect to shares of Common Stock underlying RSUs, no dividend equivalents shall be credited to RSU Accounts on the RSUs credited thereto, and a Participant shall have no rights as a shareholder until actual shares of Common Stock are issued in connection with the settlement of the RSUs.  The Corporation shall settle an RSU Account by delivering to the Participant (or his or her beneficiary) a number of shares equal to the whole number of shares of Common Stock underlying the RSUs then credited to the Participant's RSU Account; provided that any fractional shares underlying RSUs remaining in the RSU Account on the settlement date shall be distributed in cash in an amount equal to the fair market value of a share of Common Stock as of the settlement date multiplied by the remaining fractional RSUs, and provided further, that the Corporation may withhold from the number of shares of Common Stock eligible to be issued that number of shares having a value equal to or less than the minimum amount necessary for the Corporation to satisfy its tax withholding obligations arising from the settlement of the RSUs.  Except as otherwise provided in an Award Agreement, the "settlement date" for all RSUs credited to a Participant's RSU Account and that otherwise have not been forfeited shall be the earlier of (i) when restrictions applicable to an Award of RSUs have lapsed, or (ii) as soon as administratively practical following a Change in Control.

f)

Requirements for Issuance.  No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agency having jurisdiction over the Corporation, the Common Stock or the Awards, or by any stock exchange or securities quotation system upon which the Common Stock may be listed, have been fully met.  As a condition precedent to the issuance of shares of pursuant to the grant of an Award, the Corporation may require the Participant to take any reasonable action to meet such requirements.

4.

Revised Section 8.  Section 8 is hereby deleted in its entirety and replaced with the following new Section 8:

8.

Adjustments.  Notwithstanding any other provisions of the Plan, in the event of changes in the capitalization of the Corporation by reason of a recapitalization, merger, consolidation, split-up, stock split, combination or exchange of shares of stock and the like (each, an "Adjustment Event"), (i) the aggregate number of shares of Common Stock available under the Plan will be appropriately adjusted by the Board such that the Adjustment Event does not adversely affect the rights of the Participants under the Plan, whose determination shall be conclusive and (ii) as necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Board shall appropriately and equitably substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan upon settlement of any outstanding RSUs and other value determinations applicable to outstanding Awards; provided, in each case, that the number of shares of common stock subject to any Award denominated in shares of Common Stock shall always be a whole number.

In all other respects, the Plan shall remain in effect and following execution of this Amendment, the Plan shall be restated with the above changes incorporated therein.

JACK HENRY & ASSOCIATES, INC.

By:  ___________________________________